Exhibit 99.1

Body Central Corp. Announces 1-for-10 Reverse Stock Split;
Other Changes to Governance Documents Approved at Special Meeting

Jacksonville, FL – September 4, 2014 – Body Central Corp. (OTC Pink: BODY) (the “Company”), a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices, announced that it is effecting a 1-for-10 reverse stock split of its common stock which will be effective as of 5:00 p.m. EDT today, September 4, 2014 (the “Split Effective Time”). At the Split Effective Time, each 10 shares of issued and outstanding common stock and equivalents will be converted into 1 share of common stock. In addition, at and following the Split Effective Time, the common stock will trade under a new CUSIP number 09689U201 although the Company's trading symbol, BODY, will remain unchanged.

The number of outstanding common shares will be reduced from approximately 17,248,232 to approximately 1,724,823. The number of authorized shares and the par value per share will remain unchanged. No fractional shares will be issued in connection with the reverse stock split. Holders of fractional shares will be paid out in cash for the fractional portion with the Company's overall exposure for such payouts consisting of a nominal amount. The number of outstanding options will be adjusted accordingly, with outstanding options being reduced from approximately 743,236 to approximately 74,323. The shares currently underlying the Company’s subordinated secured convertible notes will be reduced from approximately 51,428,577 to approximately 5,142,857.

Body Central stockholders will receive instructions from its transfer agent, American Stock Transfer & Trust Company, LLC, as to procedures for exchanging existing stock certificates for new certificates or book-entry shares and for the receipt of cash proceeds in lieu of fractional shares.

The reverse stock split was among the provisions included in the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”) which today was adopted by the Company’s stockholders at the 2014 Special Meeting and filed with the Secretary of State of the State of Delaware. Further changes effected by the Amended and Restated Charter include provisions to (a) eliminate the Company’s prior classified board structure to instead provide for the annual election of all directors, subject to the rights of holders of preferred stock to appoint directors; (b) eliminate the super-majority voting requirements; (c) eliminate the prohibition against stockholder action by written consent and authorize stockholder action by majority written consent; and (d) authorize 25% of the Company’s directors to call a special meeting of stockholders. In addition, the Company’s Board of Directors today implemented Amended and Restated By-Laws of the Company which (a) make conforming changes consistent with the Amended and Restated Charter; (b) eliminate the super-majority voting requirements included in the Company’s previous by-laws; and (c) provide that the Company’s directors be elected by a majority vote standard in uncontested elections.

At the 2014 Special Meeting, the Company’s stockholders also approved (1) the Company’s Third Amended and Restated 2006 Equity Incentive Plan, which among other changes, increases the number of shares authorized for issuance under the plan by 6,300,000 shares (or an increase of 630,000 shares after giving effect to the reverse stock split) and (2) the Company’s 2014 Employee Stock Purchase Plan, which will permit eligible employees to purchase through payroll deductions an aggregate of up to 1,500,000 shares of common stock (or 150,000 shares after giving effect to the reverse stock split).

About Body Central Corp.

Founded in 1972, Body Central Corp. is a multi-channel, specialty retailer offering on trend, quality apparel and accessories at value prices. As of August 27, 2014, the Company operated 274 specialty apparel stores in 28 states under the Body Central and Body Shop banners, as well as a direct business comprised of a Body Central catalog and an e-commerce website at www.bodycentral.com. The Company targets women in their late teens to mid-thirties from diverse cultural backgrounds who seek the latest fashions and a flattering fit. The Company’s stores feature an assortment of tops, dresses, bottoms, jewelry, accessories and shoes sold primarily under the Company’s exclusive Body Central® and Lipstick Lingerie® labels.

For more information, please visit: www.bodycentral.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the effects of the reverse split and the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2014, the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2014, and other factors identified from time to time in the Company's periodic filings with the Securities and Exchange Commission.

CONTACT:     Body Central

investorquestions@bodyc.com